Exhibit 99.2

August 15, 2022

NOTICE OF REDEMPTION OF ALL OUTSTANDING WARRANTS (CUSIP 256086117)

Dear Warrant Holder,

DocGo Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on September 16, 2022 (the “Redemption Date”), all of the Company’s outstanding Warrants (as defined in the Warrant Agreement (defined below)) (the “Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for a redemption price of $0.10 per Warrant (the “Redemption Price”), that were issued under the Warrant Agreement dated as of October 14, 2020 (the “Warrant Agreement”), by and between the Company’s predecessor company, Motion Acquisition Corp. (“Motion”), and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as part of the units sold in Motion’s initial public offering (the “Public Warrants”) or in a private placement consummated simultaneously with the IPO (the “Private Warrants”). Each Warrant entitles the holder thereof to purchase one share of Common Stock for a purchase price of $11.50 per whole share, subject to adjustment. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Warrants in “street name.”

The Public Warrants are listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “DCGOW” and the Common Stock is listed on the Nasdaq under the symbol “DCGO.” On August 12, 2022, the last reported sale price of the Public Warrants was $2.42 and the last reported sale price of the Common Stock was $10.18 per share. We expect that the Nasdaq will suspend trading in the Public Warrants prior to the opening of trading on the Redemption Date, and that the last day of trading will be the immediately preceding trading day, which is expected to be Thursday, September 15, 2022.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Warrant holders to exercise their Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, the Warrants will no longer be exercisable and the holders of unexercised Warrants will have no rights with respect to those Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Warrants for exercise.

The Company is exercising this right to redeem the Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1.2 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Warrants if the last sales price of the Common Stock reported exceeds $10.00 per share on the trading day prior to the date on which a notice of redemption is given. The last sales price of the Common Stock on August 12, 2022 (which is the trading day prior to the date of this redemption notice) was at least $10.00 per share.

EXERCISE PROCEDURE

Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Warrants to purchase shares of Common Stock. Warrants may be exercised for cash at a cash price of $11.50 per whole share (the “Cash Exercise Price”), or on a “cashless basis” as described below.

Cash Exercise: Subject to the terms below and prior to the delivery of this notice of redemption, a Warrant entitles the holder thereof to purchase one share of Common Stock at a cash price of $11.50 per Warrant (the “Cash Exercise Price”). Payment of the Cash Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Cashless Exercise: If exercising on a “cashless basis”, a holder exercising a Warrant will surrender Warrants for a certain number of shares of Common Stock as determined in the Warrant Agreement. Accordingly, by virtue of the cashless exercise of the Warrants, exercising warrant holders will receive 0.2233 of a share of Common Stock for each Warrant surrendered for exercise.

The number of shares that each exercising warrant holder will receive by virtue of the cashless exercise was calculated in accordance with the provisions of Section 6.1.2 of the Warrant Agreement as set forth in the Election to Purchase (a form which is attached hereto as Annex A hereto) (the “Election to Purchase”). If by reason of any exercise of Warrants on a cashless basis, any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares of Common Stock the holder will be entitled to receive will be rounded up to the nearest whole number of shares of Common Stock.

Those who hold their Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Warrants may exercise their Warrants by sending:

1.	The Warrant Certificate;

2.	A fully and properly completed Election to Purchase, duly executed and indicating, among of things, the number of Warrants being exercised; and

3.	If exercising the applicable Warrants for cash, the Cash Exercise Price via wire transfer,

to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department
Telephone: (212) 509-4000

The method of delivery of the Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Warrant Certificate, the fully and properly completed Election to Purchase and, if the applicable Warrants are exercised for cash, payment in full of the Cash Exercise Price must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase together with the related Warrant Certificate and, if applicable, the Cash Exercise Price, before such time will result in such holder’s Warrants being redeemed at the Redemption Price of $0.10 per Warrant and not exercised.

For holders of Warrants who hold their Warrants in “street name,” provided that a Notice of Guaranteed Delivery is received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City time on September 20, 2022, to deliver the Warrants to the Warrant Agent. Any such Warrant received without an Election to Purchase and a Notice of Guaranteed Delivery having been duly executed and fully and properly completed will be deemed to have been delivered for redemption at the Redemption Price of $0.10 per Warrant, and not for exercise.

PROSPECTUS

A prospectus (and the supplements thereto) covering the shares of Common Stock issuable upon the exercise of the Warrants (and the supplements thereto) is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-261363) (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus. The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our investor relations website (ir.docgo.com).

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Warrants.

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Any questions you may have about redemption and exercising your Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,
DOCGO INC.

/s/ Stan Vashovsky
Name: Stan Vashovsky
Title: Chief Executive Officer

ANNEX A

DOCGO INC.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The Warrants to purchase shares of Common Stock were called for redemption by the Company in the Notice of Redemption dated August 15, 2022 (the “Redemption Notice”) pursuant to Section 6.1.2 of the Warrant Agreement. Pursuant to the terms of the Warrant Agreement, each whole Warrant is exercisable for one fully paid and non-assessable share of Common Stock. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the redemption date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Redemption Notice.

The undersigned is the holder of Warrants of the Company and hereby irrevocably elects to exercise the right to receive the number of shares of Common Stock as set forth below and herewith tenders payment for such shares of Common Stock, to the order of the Company, in accordance with the terms of the Warrant Agreement, pursuant to (choose one of the following):

CHECK ONE BOX BELOW AND COMPLETE THE CORRESPONDING PARAGRAPH:

Cash Exercise

□ Section 3.3.1(a): in lawful money of the United States, by good certified check or good bank draft payable to the order of the Warrant Agent in the amount calculated as follows:

(a)	____________ is the number of shares of Common Stock underlying the Warrants the undersigned is exercising pursuant to Section 3.3.1(a).

(b)	$___________ is the aggregate Cash Exercise Price representing the product of the number of shares underlying the Warrants being exercised pursuant to Section 3.3.1(a) as represented above in “(a)” multiplied by the $11.50 per Cash Exercise Price.

Cashless Exercise

□ Section 3.3.1(d) and Section 6.1.2 of the Warrant Agreement on a “cashless basis” calculated as follows:

(a)	____________ is the number of shares of Common Stock underlying the Warrants the undersigned is exercising pursuant to Section 3.3.1(d) and Section 6.1.2 of the Warrant Agreement.

(b)	50 is the number of months from the Redemption Date to the expiration of the Warrants.

(c)	$10.00 is the “Fair Market Value” as calculated pursuant to Sections 3.3.1 and 6.1.2 of the Warrant Agreement.

(d)	0.2233 is the ratio obtained using the values obtained in “(b)” and “(c)” by reference to the table set forth in Section 6.1.2 of the Warrant Agreement.

(e)	__________ is the number of shares of Common Stock issued on exercise of the Warrants pursuant to Sections 3.3.1 and 6.1.2 of the Warrant Agreement (i.e., “(a)” multiplied by “(d)”).

(Date)
(Signature)

(Address)
(Tax Identification Number)

Signature Guaranteed:

__________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 (OR ANY SUCCESSOR RULE)) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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